EXHIBIT 23(a)






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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Cavalier Homes, Inc. on Form S-3 (Commission File No. 333-00607) of our report dated March 3, 1995, appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


Deloitte & Touche LLP



Birmingham, Alabama
March 15, 1996